N-SAR Item 77K: Changes in registrant’s certifying accountant

On September 28, 2016, the Board of Trustees of the Capitol Series Trust (the “Trust”), upon the approval and recommendation of the Board’s Audit Committee, appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for Meritage Growth Equity Fund, Meritage Value Equity Fund and Meritage Yield-Focus Equity Fund (each a “Fund” and, collectively the “Funds”) for the Funds’ fiscal year ending August 31, 2017. EY replaces KPMG LLP (“KPMG”), which was dismissed as the Funds’ independent registered public accounting firm, effective upon completion of the audits of the Funds’ financial statements as of and for the year ended August 31, 2016. EY has confirmed to the Audit Committee that they are independent auditors with respect to the Trust.

KPMG’s audit reports on the Funds’ financial statements as of and for the years ended August 31, 2016 and 2015, contained no adverse opinions or disclaimer of opinions; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended August 31, 2016 and 2015, and the subsequent interim period through October 26, 2016, there were no disagreements between the Funds and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of KPMG would have caused it to make reference to the disagreements in its report on the Funds’ financial statements for such periods. In addition, there were no reportable events of the kind described in Item 304(a)(1)(v) (A) through (D) of Regulation S-K under the Securities Exchange Act of 1934, as amended. During the Funds’ fiscal years 2014, 2015 and 2016, neither the registrant nor anyone on its behalf consulted EY concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v)(A) through (D) of said Item 304.

The Trust has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 26, 2016, is filed as an Exhibit to this N-SAR under Sub-Item 77Q(1)(f).

N-SAR Item 77K: Changes in registrant’s certifying accountant

On September 28, 2016, the Board of Trustees of the Capitol Series Trust (the “Trust”), upon the approval and recommendation of the Board’s Audit Committee, appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for Preserver Alternative Opportunities Fund (the “Fund”) for the Fund’s fiscal year ending August 31, 2017. EY replaces KPMG LLP (“KPMG”), which was dismissed as the Fund’s independent registered public accounting firm, effective upon completion of the audit of the Fund’s financial statements as of August 31, 2016, and for the period from March 1, 2016 (commencement of operations) through August 31, 2016. EY has confirmed to the Audit Committee that they are independent auditors with respect to the Trust.

KPMG’s audit reports on the Fund’s financial statements as of August 31, 2016, and for the period from March 1, 2016 (commencement of operations) through August 31, 2016, contained no adverse opinion or disclaimer of opinion; nor was its report qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from March 1, 2016 (commencement of operations) through August 31, 2016, and the subsequent interim period through October 26, 2016, there were no disagreements between the Fund and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of KPMG would have caused it to make reference to the disagreements in its report on the Fund’s financial statements for such period. In addition, there were no reportable events of the kind described in Item 304(a)(1)(v) (A) through (D) of Regulation S-K under the Securities Exchange Act of 1934, as amended. During the period from March 1, 2016 (commencement of operations) through August 31, 2016, neither the registrant nor anyone on its behalf consulted EY concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v)(A) through (D) of said Item 304.

The Trust has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 26, 2016, is filed as an Exhibit to this N-SAR under Sub-Item 77Q(1)(f).